PART I - EXHIBIT 11
BLOUNT, INC. AND SUBSIDIARIES
COMPUTATION OF NET INCOME PER COMMON SHARE
(In thousands, except share data)
(Unaudited)
                                                      Three Months              Nine Months
                                                    Ended November 30,        Ended November 30,
                                                 ------------------------  -----------------------
                                                    1994         1993         1994         1993
                                                 ----------   -----------  ----------   ----------
Primary:
  Income from continuing operations              $   12,336   $    8,262   $   31,043   $   19,783
  Discontinued operations - loss from
     operations, net                                              (1,591)                   (9,463)
                                                 ----------   ----------   ----------   ----------
  Income before extraordinary gain                   12,336        6,671       31,043       10,320
  Extraordinary gain on repurchase of debt, net                                                 92
                                                 ----------   ----------   ----------   ----------
  Net Income                                     $   12,336   $    6,671   $   31,043   $   10,412
                                                 ==========   ==========   ==========   ==========

Shares:
  Weighted average common shares outstanding     12,550,759   12,348,746   12,547,693   12,324,506
  Dilutive effect of stock options                  394,116      408,864      362,885      357,061
                                                 ----------   ----------   ----------   ----------
  Average common shares outstanding
    as adjusted                                  12,944,875   12,757,610   12,910,578   12,681,567
                                                 ==========   ==========   ==========   ==========

Per Common Share:
  Continuing operations                          $      .95   $      .65   $     2.40   $     1.56
  Discontinued operations                                           (.13)                     (.75)
                                                 ----------   ----------   ----------   ----------
  Income before extraordinary gain                      .95          .52         2.40          .81
  Extraordinary gain                                                                           .01
                                                 ----------   ----------   ----------   ----------
  Net Income                                     $      .95   $      .52   $     2.40   $      .82
                                                 ==========   ==========   ==========   ==========

Assuming Full Dilution:
  Income from continuing operations              $   12,336   $    8,262   $   31,043   $   19,783
  Discontinued operations - loss from
    operations, net                                               (1,591)                   (9,463)
                                                 ----------   ----------   ----------   ----------
  Income before extraordinary gain                   12,336        6,671       31,043       10,320
  Extraordinary gain                                                                            92
                                                 ----------   ----------   ----------   ----------
  Net Income                                     $   12,336   $    6,671   $   31,043   $   10,412
                                                 ==========   ==========   ==========   ==========

Shares:
  Average common shares as adjusted
    for primary computation                      12,944,875   12,757,610   12,910,578   12,681,567
  Additional dilutive effect of stock options         9,132       48,193       39,629       99,996
                                                 ----------   ----------   ----------   ----------
  Average common shares outstanding
    as adjusted                                  12,954,007   12,805,803   12,950,207   12,781,563
                                                 ==========   ==========   ==========   ==========

Per Common Share:
  Continuing operations                          $      .95   $      .65   $     2.40   $     1.56
  Discontinued operations                                           (.13)                     (.75)
                                                 ----------   ----------   ----------   ----------
  Income before extraordinary gain                      .95          .52         2.40          .81
  Extraordinary gain                                                                           .01
                                                 ----------   ----------   ----------   ----------
  Net Income                                     $      .95   $      .52   $     2.40   $      .82
                                                 ==========   ==========   ==========   ==========
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